EXHIBIT 10.20

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION THAT WAS OMITTED IN THE EDGAR VERSION HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Exclusive License Agreement

between

The Research Foundation For The State University of New York

and

Artelo Biosciences, Inc.

1.	DEFINITIONS	2
2.	GRANT OF RIGHTS AND RETAINED RIGHTS	8
3.	CONSIDERATION AND PAYMENT TERMS	10
4.	DUE DILIGENCE AND COMMERCIALIZATION ACTIVITIES	15
5.	SUBLICENSING	16
6.	PATENT PROSECUTION AND PATENT COSTS	17
7.	BOOKS, RECORDS, AND REPORTS	18
8.	ENFORCEMENT OF PATENT RIGHTS	20
9.	INDEMNIFICATION AND INSURANCE	22
10.	TERMINATION	24
11.	WARRANTY AND LIABILITY	26
12.	ASSIGNMENT	27
13.	OBLIGATIONS TO FEDERAL GOVERNMENT AND OTHER SPONSORS	27
14.	NON-USE OF NAMES	27
15.	FOREIGN LAWS	28
16.	COMPLIANCE WITH LAWS	28
17.	CONFIDENTIALITY	29
18.	MISCELLANEOUS	31
EXHIBIT A: Licensed Patents		34
EXHIBIT B: Material		35
EXHIBIT C: Know-How		36
EXHIBIT D: Commercialization Plan		37
Exhibit E: Description of Affiliates		38

This agreement (hereinafter, “Agreement”) is made and is effective as of the date last signed (hereinafter, “Effective Date”) by and between The Research Foundation for The State University of New York, a nonprofit, educational corporation existing under the laws of the State of New York with an office located at the Office of Technology Licensing & Industry Relations, N5002 Frank Melville Jr. Memorial Library, Stony Brook, New York 11794-3369, for and on behalf of the State University of New York at Stony Brook, (hereinafter, “Foundation”), and Artelo Biosciences, Inc., a Nevada corporation, having a primary address at 888 Prospect Street, Suite 210, La Jolla, California 92037 (hereinafter, “Licensee”).

RECITALS

WHEREAS, Foundation owns certain intellectual property rights in and to the Licensed Subject Matter, as defined in this Agreement; and

WHEREAS, Foundation desires to have the Licensed Subject Matter developed and used to the fullest extent for the benefit of the public; and

WHEREAS, Licensee desires to obtain rights to certain Licensed Subject Matter, as provided herein, for development and commercialization purposes.

NOW, THEREFORE, subject to the term and conditions contained herein, and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS

All capitalized terms used in this Agreement will have the meanings stated below or defined elsewhere in the Agreement.

1.1.

“Affiliate” means, with respect to Licensee, any other person or entity, listed in Exhibit E (as may be updated from time to time upon written notice to Foundation by Licensee at such time as any person or entity not already listed in Exhibit E meets this definition of “Affiliate”), which directly or indirectly controls, is controlled by, or is under common control with Licensee. A person or entity shall be regarded as in control of another person or entity if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other person or entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person or entity by any means whatsoever.

1.2.	“Annual Minimum Royalties” has the meaning assigned and ascribed in Section 3.5.

1.3.	“Commercialization Plan” means the commercialization plan set forth in Exhibit D.

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1.4.	“Cover” or “Covered By” means (i) infringes a Valid Claim, or (ii) would infringe Valid Claim if it existed in an issued patent.

1.5.	“First Commercial Sale” means the [***] First Commercial Sale shall not include [***].

1.6.	“Field” subject to the provisions of Section 2.2 means all fields, including without limitation Human Therapeutics.

1.7.

“IND” means an Investigational New Drug Application, as defined in 21 U.S.C. Section 301 et seq. of the U.S. Federal Food, Drug and Cosmetic act, as amended from time to time, or similar application or submission that is required to be filed with any Regulatory Agency in the Territory before beginning clinical testing of a Product in human subjects.

1.8.	“Independent Auditor” means Third Party individuals and/or auditors, selected by the Foundation in its sole discretion, and reasonably acceptable to Licensee.

1.9.	“Indemnified Parties” has the meaning assigned and ascribed in Section 9.1(a).

1.10.	“Indication” means each [***] Notwithstanding the foregoing, [***]

1.11.	“Initiation” means the first dosing of a patient by Licensee or Sublicensee in a Phase I Clinical Trial, Phase II Clinical Trial or a Phase III Clinical Trial.

1.12.	“License Maintenance Fee(s)” has the meaning assigned and ascribed in Section 3.4.

1.13.

“Licensed Patents” means the patents and patent applications listed in EXHIBIT A including (i) all divisionals, continuations, continuations in part (but only the claims that claim priority to the patent and patent applications listed in EXHIBIT A), (ii) any valid domestic and foreign patents which may issue from such patent applications and any reissues, renewals, substitutions, or extensions of or to any such patents or patent applications; and (iii) any corresponding foreign patents and foreign patent applications.

1.14.	“Licensed Subject Matter” means the Patent Rights, Technical Information, and Material, if any within the Field.

1.15.

“Material” means the tangible physical material, if any, delivered to Licensee hereunder, and any progeny or derivatives thereof developed by Licensee, Affiliates and/or Sublicensees. Any Materials delivered to Licensee hereunder shall be listed in Exhibit B attached hereto and amended as necessary.

1.16.	“Material Obligations” has the meaning assigned and ascribed in Section 10.1(a).

1.17.	“Milestone Payments” has the meaning assigned and ascribed in Section 3.7.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.18.

“NDA” means a new drug application submitted to the FDA prior to marketing a Product as required under the United States Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or the substantive equivalent of such NDA as required by a Regulatory Agency prior to marketing and selling a Product in such Regulatory Agency’s country.

1.19.

“Net Sales” means the gross revenues received by Licensee, Affiliates, and Sublicensees from the manufacture, use, sale, or other transfer of any Product including, without limitation, the provision of any Patent Service or Other Service, less sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation paid, prepaid or allowed, and amounts allowed or credited, and actually refunded, due to returns (as reflected on the invoice, and not to exceed the original billing amount). In this context, gross revenues will also include the fair market value of any non-cash consideration received by Licensee, Affiliates, and Sublicensees for the manufacture, use, sale, or other transfer of Product and provision of any Patent Service or Other Service. In the case of transfers of Products between any of Licensee, Affiliates, and Sublicensees, of any of the foregoing such that the Products are not consumed or used, and not incorporated into a product or service subsequently sold to a Third Party customer, Net Sales shall be the greater of (i) the actual amount charged for the transfer of the Product between any of Licensee, Affiliates and Sublicensees, of any of the foregoing and (ii) the gross invoice or contract price charged to the Third Party customer for that Product in an arms-length transaction. If a Product is sold in a combination with other active components (“Combination Sale”), Net Sales on the Combination Sale shall be calculated by multiplying the Net Sales of that Combination Sale by the fraction A/(A+B), where A is the average sale price in the relevant country of the Product included in the Combination Sale when sold separately in finished form and B is the average sale price, in the same country of the other product(s) included in the Combination Sale when sold separately in finished form. If no such separate sales are made by Licensee, Affiliates or Sublicensees, Net Sales for royalty determination shall be calculated by multiplying Net Sales of the Combination Sale by the fraction C/(C+D), where C is the Cost of Goods attributable to the Product included in the Combination Sale and D is the Cost of Goods attributable to such other active components. As used in this section, the “Cost of Goods” means cost of materials used to make the Product or other active component(s) and the direct cost of labor to make the Product or other active components(s).

1.20.

“Other Product” means all products that incorporate, use, were made or are made with the use of, or were discovered, developed, manufactured, sold, was sold, offered for sale, used, distributed, imported, or exported, with the use of the Material and/or Technical Information, in whole or in part. As used within this Agreement, the term “Other Product(s)” includes “Other Service(s)” as defined in Section 1.21.

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1.21.	“Other Service” means any method, process, procedure or service that incorporates or uses, Material and/or Technical Information, or any part thereof.

1.22.

“Patent Costs” means all costs incident to preparing, filing, prosecuting, and maintaining the Patent Rights in the United States and elected foreign countries, and any and all costs incurred in filing continuations, divisional applications, or related applications thereon and any re-examinations, reissue, or similar post-grant proceedings thereof.

1.23.

“Patent Product(s)” means all products that (i) if developed, made, manufactured, was made, used, offered for sale, sold, exported, imported, distributed or otherwise transferred within the Territory, but for the license granted herein, would infringe the Patent Rights, or (ii) are made by using a Patent Service as defined in Section 1.25, or (iv) when used, practice a Patent Service as defined in Section 1.25. As used within this Agreement, the term “Patent Product(s)” includes “Patent Service(s)” as defined in Section 1.25.

1.24.

“Patent Rights” means Foundation’s patent rights to any subject matter that is claimed in, could be claimed in, or is otherwise Covered By: (i) one or more Valid Claims in any of the Licensed Patents, including any reissues, or reexaminations thereof; and (ii) any continuation or divisional applications of the Licensed Patents filed before the Effective Date or during the Term of this Agreement, and any patents issued thereon, including, without limitation, reissued and reexamined patents.

1.25.

“Patent Service(s)” means (i) any method, process, procedure or service that, but for the license granted herein, would infringe the Patent Rights, or (ii) any method, process, procedure, or service that results in the manufacture of a Patent Product, as defined in Section 1.23.

1.26.

“Payments Due” means, individually or collectively, any Royalties, License Maintenance Fees, Annual Minimum Royalties, Sublicensing Fees, Milestone Payments, late payment fees, Patent Costs, or other amounts due to Foundation under this Agreement.

1.27.

“Phase I Clinical Trial” means a human clinical trial of a Product conducted in a manor generally consistent with US regulation 21 CFR § 312.21(a), as amended (or its successor regulation), or other comparable regulation imposed by a Regulatory Agency in any country of the Territory.

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1.28.

“Phase II Clinical Trial” means a human clinical trial of a Product conducted in a manor generally consistent with US regulation 21 CFR § 312.21(b), as amended (or its successor regulation), or other comparable regulation imposed by a Regulatory Agency in any country of the Territory.

1.29.

“Phase III Clinical Trial” means a human clinical trial of a Product, conducted in a manor generally consistent with US regulation 21 CFR § 312.21(c), as amended (or its successor regulation), or other comparable regulation imposed by a Regulatory Agency in any country of the Territory.

1.30.	“Product” or “Products” shall include Patent Products and Other Products.

1.31.

“Regulatory Agency” means any applicable supranational, national, regional, state or local regulatory agency, department, bureau, commission, council or other government entity involved in granting of regulatory approval for a Product in a regulatory jurisdiction within the Territory, including, without limitation, the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA).

1.32.	“Reporting Period” means every semi-annual period ending on the last day of the second and the fourth calendar quarter.

1.33.	“Royalty” and “Royalties” has the meaning assigned and ascribed in Section 3.3.

1.34.

“Royalty Term” “Royalty Term” means the period of time beginning on the Effective Date and ending on the later of: (i) the expiration date of the last to expire Patent Right; or (ii) ten (10) years from the date of the First Commercial Sale of a Product.

1.35.

“Sublicense Agreement” (or “Sublicense”) means the agreement under which Licensee grants to an authorized Sublicensee any or all of the rights granted to Licensee under this Agreement or an option to any or all of the rights granted to Licensee under this Agreement.

1.36.	“Sublicensee” means any non-Affiliate third party to whom Licensee grants a sublicense of any or all of the rights granted to Licensee under this Agreement.

1.37.	“Sublicensing Fee(s)” has the meaning assigned and ascribed in Section 3.6.

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1.38.

“Sublicensing Revenue” means any payments that Licensee or an Affiliate receives from a Sublicensee in consideration of the rights under the Licensed Subject Matter granted in a Sublicense Agreement, including without limitation, license fees, milestone payments, license maintenance fees, service fees, and other payments of any kind including without limitation in-kind payments, equity amounts taken by Licensee in lieu of cash, or discounts below fair market value of an equity purchase by Licensee, but specifically excluding any royalties paid by Sublicensee to Licensee and (i) payment or reimbursement for direct research costs directly related to the research and development of Foundation’s Licensed Subject Matter and conducted by or for Licensee including costs of materials, equipment or clinical testing, provided: a) such payments or reimbursements are at fair market value for the research performed; b) the cost to be reimbursed or paid for, are incurred after the effective date of an agreement with a Sublicensee; c) Licensee is obligated to perform such research under the agreement with the Sublicensee; and d) such payments are characterized as reimbursement or payment, as the case may be, in all accounting practices performed by or on behalf of the Licensee and the Sublicensee, (ii) an equity investment in or debt financing of Licensee ; and (iii) as payment of or reimbursement for patent prosecution or maintenance expenses provided such payments are characterized as such payment in all accounting practices performed by or on behalf of the Licensee.

1.39.

“Technical Information” shall mean (i) certain technical information, existing as of the Effective Date of the Agreement or arising within [***] from the Effective Date of the Agreement, including but not limited to [***]

1.40.	“Term” refers to the term of this Agreement and, subject to Section 10, means the period of time set forth in the definition of Royalty Term.

1.41.	“Territory” means worldwide.

1.42.	“Third Party” means shall any entity or person other than the Foundation, Licensee, Affiliates or Sublicensees. .

1.43.

“Valid Claim” means any unexpired claim in an issued unexpired patent, or any claim of a pending patent application or supplementary protection certificate within the Patent Rights that has not been pending for more than eight (8) years from the anniversary of the applicable patent application filing date and that has not been revoked, abandoned, disclaimed or withdrawn, or held unenforceable, unpatentable, or invalid by a court of competent jurisdiction in a final judgment that has not been appealed within the time allowed by law or from which there is no further appeal.

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.	GRANT OF RIGHTS AND RETAINED RIGHTS

2.1.

Exclusive License. Subject to the terms of this Agreement, including without limitation Section 2.3 and Section 4.4, Foundation grants to Licensee and Affiliates a revocable (solely in accordance with the termination provisions set forth in this Agreement), exclusive license under the Patent Rights to develop, make, manufacture, have made, use, sell, have sold, import, export, distribute and offer for sale Patent Product(s) in the Territory and in the Field during the Term of this Agreement, including the right of Licensee to sublicense as set forth in Section 5. Foundation also grants Licensee a revocable (solely in accordance with the termination provisions set forth in this Agreement), exclusive license to use Technical Information, subject to the rights and limitations in this Agreement, to develop, manufacture, have made, use, sell, offer to sell, have sold, import, export, or distribute Products in the Field and throughout the Territory. Finally, subject to the terms of this Agreement, including without limitation Section 2.3, Foundation grants to Licensee a revocable (solely in accordance with the termination provisions set forth in this Agreement), exclusive right to use Material to develop, manufacture, have made, use, sell, offer to sell, have sold, import, export, distribute Products in the Field and throughout the Territory.

2.2.

Future Field Exclusion(s). If, at any time, after the three (3) year anniversary of the Effective Date of the Agreement and during the remainder of the Term, Foundation receives bona fide offer from a Third Party to license Licensed Patents for any specific use outside of the Human Therapeutics field, Foundation shall give written notice of such offers to Licensee pursuant to Section 18.5. If within sixty (60) days of receipt of Foundation’s notice, Licensee fails to show that it has already initiated and it is maintaining an active development program for said specific use, Licensee shall, within six (6) months of receipt of Foundation’s notice, elect one of the following options: (a) grant a Sublicense to such referred Third Party for said specific use; (b) provide to Foundation a detailed, written plan for development and commercialization of Products for such specific use and begin actual implementation and maintenance of such plan immediately; or (c) notify Foundation in writing of its intent not to grant such Sublicense or develop and commercialize Products for such specific use. In the event Licensee elects option (c), said specific use would thereafter not be included within Field and Foundation would be free to directly license Patent Rights, Technical Information and Material to one or more Third Parties for use in the excluded licensed field. If Licensee elects option set forth in option (a), the Foundation shall be entitled to a share of Sublicensing Revenues from such Sublicense that is greater than [***]

 [***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.3.

Retained Rights. Foundation reserves all rights not specifically granted herein. Accordingly, except as expressly provided under this Section 2, no right or license is granted (expressly or by implication or estoppel) by Foundation to Licensee, its Affiliates or Sublicensees under any tangible or intellectual property, materials, patent, patent application, trademark, copyright, trade secret, know-how technical information, data or other proprietary right. In addition, Foundation reserves the right for itself, Stony Brook University and its inventors and developers to:

(a)	Use the Licensed Subject Matter for academic, educational, and non-commercial research purposes;

(b)	Publish or otherwise disseminate any information about the Licensed Subject Matter, at any time; and

(c)	Allow, at Foundation’s sole discretion, other educational and nonprofit institutions to use the Licensed Subject Matter for internal academic, educational, and non-commercial research purposes only.

Finally, the grant of rights in Section 2.1 is subject to the overriding obligations to the U.S. Government, if any, set forth in 35 U.S.C. §§200-212, and any future amendments thereto, and applicable governmental implementing regulations, including but not limited to those described in Section 13 herein.

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3.	CONSIDERATION AND PAYMENT TERMS

The parties hereto understand that the fees and royalties payable by Licensee to Foundation under this Agreement are partial consideration for the license granted under this Agreement. Licensee will pay Foundation:

3.1.	Upfront Fee. Within thirty (30) days of the Effective Date, Licensee will pay to Foundation an upfront, nonrefundable, non-creditable payment of [***]

3.2.

Importance of Technical Information and Material. Licensee has requested, and Foundation has agreed, to grant certain rights to Technical Information and Materials. Licensee requires these rights in order to develop and commercialize the technology licensed hereunder. Because of the importance of Technical Information and Materials, Licensee has agreed to pay certain Royalties to Foundation on Other Products, as specified below, even if it is not Covered By Patent Rights, in order to obtain rights to Technical Information and Materials. Licensee has agreed to these payments because of the commercial value of Technical Information and Materials, separate and distinct from the commercial value of the Patents Rights. Licensee acknowledges that it would not have entered into this Agreement without receiving the rights to the Technical Information and Materials specified in Section 2. Licensee further acknowledges that licenses to Technical Information, Materials, and each patent and application within the definition of Patent Rights were separately available from a license to the Patent Rights, and that for convenience and because of the preference of Licensee, the parties executed this combined license to the Patent Rights, Technical Information, and Materials.

3.3.	Royalties on Net Sales (“Royalties”).

(a)	With respect to sales of Patent Products by Licensee, Affiliates, or Sublicensees, in the Territory, Licensee shall pay [***] of Net Sales generated from Patent Products.

(b)	With respect to sales of Other Products by Licensee, Affiliates, or Sublicensees in the Territory, Licensee shall pay [***] of Net Sales generated from Other Products.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(c)

If a Product is covered by both the definition of Patent Product and Other Product, Foundation shall be entitled to the Patent Product royalty rate on the Product. Foundation shall not be entitled to more than one royalty payment on the same Product sale under this section. To the extent a Product ceases being a Patent Product, but is still an Other Product, Foundation shall be entitled to the Other Product royalty rate on the Product, but only for such time as such Product is not Covered By Patent Rights. By way of example, but not by way of limitation, if the manufacture of a Product is Covered By the claim of a Patent, and the manufacture of that Product also incorporates Technical Information, Licensee must pay the royalty specified in Section 3.3 (a). If, after some period of time (for example, five years) of paying the royalties specified in Section 3.3(a) for the Net Sales of the Product, the Product ceases to be a Patent Product, Company must continue to pay royalties on the Product pursuant to Section 3.3(b). If at a later time, Product is again Covered By Patent Rights, the royalty specified in Section 3.3(a) shall again apply.

(d)

On a country-by-country basis, in the event that one or more licenses from a Third Party(ies) are required to make, manufacture, use, sell, import or offer to sell a Product, the Royalties payable to Foundation, as set forth in this Section 3.3 as a result of Net Sales of such Product, may be reduced by [***] of the applicable Royalty due pursuant to Section 3.3.

3.4.

License Maintenance Fee. Licensee will pay to Foundation a, nonrefundable, non-creditable fee (the “License Maintenance Fee”), per year, and payable on the first anniversary of the Effective Date and annually thereafter on each anniversary of the Effective Date according to the following schedule:

First anniversary: $5,000.00 Second anniversary: $10,000.00 Third anniversary: $15,000.00 Fourth anniversary and each subsequent anniversary: $25,000.00;

Notwithstanding the foregoing, no annual license maintenance fee will be due for any year during which Licensee pays at least fifty thousand dollars ($50,000.00) to Foundation under one or more sponsored research agreement(s). Licensee’s obligation to pay the foregoing license maintenance fees will end on the first anniversary following the date of Licensee’s first commercial Royalty-generating sale of a Product.

3.5.

5. Annual Minimum Royalties on Net Sales. Beginning in the calendar year of First Commercial Sales of the first Product by Licensee, Affiliates, or Sublicensee and due and payable each year on the anniversary of the Effective Date of the Agreement, during the Royalty Term, Licensee shall pay to the Foundation an annual minimum royalty fee of fifty thousand dollars ($50,000.00) (the “Annual Minimum Royalty”). The Annual Minimum Royalty will be credited against the total Royalties due and owed for the calendar year in which the Annual Minimum royalty was paid.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.6.	Sublicensing Fees. Licensee will pay Foundation a portion of the Sublicensing Revenues (“Sublicensing Fees”) in accordance with the following schedule:

Prior to [***] [***] for the first Product [***] After the [***] [***] for the first Product, but prior to [***] [***] After the [***] [***] [***] [***]

Payments shall be made to Foundation within thirty (30) days of receipt by Licensee.

3.7.

Milestone Payments. Licensee will pay Foundation non-refundable and non-creditable milestone payments within thirty (30) days after the achievement of certain milestones of the Commercialization Plan according to the following schedule (“Milestone Payments”):

Milestone	Milestone Payment ($US)
Lead candidate selection (milestone one of the Commercialization business plan) or second anniversary of Effective Date of Agreement, whichever comes first	$25,000.00
Initiation of a Phase II Clinical Trial for the first Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$150,000.00
Initiation of a Phase III Clinical Trial for the first Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$250,000.00
Upon First Commercial Sale based upon FDA or EMA regulatory approval for the first Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$1,500,000.00
Receiving FDA or EMA approval for the second and each subsequent Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$1,000,000.00
First time annual Net Sales greater than $100,000,000.00	$1,000,000.00
First time annual Net Sales greater than $500,000,000.00	$5,000,000.00

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.8.

Payment Terms. All dollar amounts for Payments Due referenced herein will refer to U.S. Dollars. Payments with designated payment dates are due and payable on or before those dates. Royalties will be due and payable within seventy-five (75) days after the end of each Reporting Period for the Net Sales received during such Reporting Period. All invoiced amounts, including, but not limited to, the reimbursement of Patent Costs, will be due and payable within thirty (30) days of the respective invoice date. When Product(s) are sold for currencies other than U.S. Dollars, Royalties will first be determined in such foreign currency and then converted into equivalent U.S. Dollars per the exchange rate quoted in the Wall Street Journal on the last business day of the applicable Reporting Period as such foreign currency per U.S. Dollar. For the avoidance of doubt, Licensee is solely responsible for bank transfer charges, including but not limited to, wire transfer fees.

3.9.	Payment Address. All payments for Payments Due will be made payable to “The Research Foundation for The State University of New York” and will be sent to the following address:

The Research Foundation for The State University of New York

Attention: Cash Management

P.O. Box 9

Albany, NY 12201-0009

United States

For Wire Transfers:

Bank: Key Bank of New York

66 South Pearl Street

Albany, NY 12207

Account Number: 10970107

Routing Number: ABA 0213-00077

Swift Code: KEYBUS33

Please include the following notation on all payments: “Office of Technology Licensing at Stony Brook University”

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3.10.

Late Payment. In the event that any Payments Due are not timely received by Foundation when due, Licensee will pay to Foundation, in addition to such Payments Due, interest on such Payments Due computed using the lesser rate of: (i) twelve percent (12%) per annum; or (ii) the maximum rate allowable under the applicable law. Interest will be calculated from the date payment was due until actually received by Foundation, inclusive.

3.11.

Foreign Charges. Royalties due for sales that occur in any country may not be reduced by any deduction of withholding, value-added taxes, fees, or other charges imposed by the government of such country, except as permitted in the definition of Net Sales.

3.12.

Licensee Responsibility for Affiliates and Sublicensees. Licensee shall be responsible for obtaining the full compliance of Affiliate(s) and Sublicensee(s) with the terms and conditions of this Agreement and any Sublicense(s). For the purposes of payments, Licensee shall be fully and solely responsible for any Payments Due to Foundation on the account of any activities by Sublicensee(s) and/or Affiliates pursuant to the terms of this Agreement.

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4.	DUE DILIGENCE AND COMMERCIALIZATION ACTIVITIES

4.1.	Licensee and Foundation have agreed on the initial Commercialization Plan for Licensee’s efforts to develop, market, and commercialize the Licensed Subject Matter and Product(s).

4.2.	Upon execution of this Agreement, Licensee will, either directly or through authorized Affiliates and/or Sublicensees, diligently proceed with implementation of the Commercialization Plan.

4.3.

Licensee will use diligent efforts to complete the milestones set forth in the Commercialization Plan by the dates specified therein. Notwithstanding the foregoing, the parties understand that the Commercialization Plan is a forecast subject to change due to unforeseen technical development challenges and the actions of government regulatory authorities such as the FDA and DEA. Accordingly, the parties shall negotiate, in good faith, an extension to the milestones in the Commercialization Plan, if Licensee is unable to compete a milestone set forth in Commercialization Plan for reasons that parties mutually and reasonably agree are beyond Licensee’s control.

4.4.

Licensee acknowledges and agrees that a fundamental purpose of this Agreement is to achieve development and commercialization of the Licensed Subject Matter and Products, and the terms in this Section 4 constitute material terms of this Agreement. If Licensee fails to perform its obligations specified in this Section 4 by the due dates set forth in the Commercialization Plan (as may be extended pursuant to Section 4.3), then Foundation will have the unilateral right and option to: (i) terminate this Agreement; or (ii) modify the terms of the Agreement from an exclusive license to a non-exclusive license. This right to modify the terms, if exercised by Foundation, supersedes the rights granted in Section 2.1 of this Agreement.

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5.	SUBLICENSING

5.1.	The license granted by this Agreement includes the right of Licensee and Affiliates to grant Sublicenses. With respect to Sublicenses granted pursuant to this Agreement, Licensee will:

(a)	include all of the rights of, and obligations due to, Foundation under this Agreement on any Sublicense executed;

(b)	promptly provide Foundation with a complete and unredacted copy of each executed Sublicense promptly after the execution thereof;

(c)	not receive, or agree to receive, anything of value in lieu of cash as consideration from a third party under a Sublicense without the express written consent of Foundation;

(d)

make all Payments Due and deliver all reports due to Foundation whether owed by Licensee, Affiliates or Sublicensees, and use commercially reasonable efforts to collect all payments due, directly or indirectly, to Foundation from Sublicensees.

5.2.

Upon termination of this Agreement for any reason, all Sublicenses that are granted by Licensee pursuant to this Agreement where the Sublicensee is in full compliance with the obligations its Sublicense Agreement as of the date of such termination will remain in effect and will be assigned to Foundation, except that Foundation will not be bound to perform any duties or obligations set forth in any Sublicense Agreement that extend beyond the duties and obligations of Foundation set forth in this Agreement. Licensee will include a provision in each Sublicense which allows Foundation to assume the Sublicense if: (i) this Agreement is terminated; and (ii) the Sublicensee is in compliance with the foregoing requirements set forth in this Section 5.2.

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6.	PATENT PROSECUTION AND PATENT COSTS

6.1.

Patent Rights Management. Foundation will be solely responsible for the preparation, filing, prosecution, and maintenance of the Patent Rights. Licensee agrees to cooperate, and to cause its Affiliates and Sublicensees to cooperate, with Foundation in a timely manner in the preparation, filing, prosecution, and maintenance of Patent Rights by disclosing such information as may be requested from time to time by Foundation and by promptly executing such documents as Foundation may reasonably request in connection therewith. Licensee, Sublicensees and Affiliates will bear their own costs in connection with their cooperation with Foundation under this Section 6.1. Foundation will use reasonable effort to provide, or will have their legal counsel provide, to Licensee copies of documents received or prepared by Foundation in the prosecution and maintenance of the Patent Rights sufficiently in advance of submitting same to the patent office, so that Licensee may comment upon such documents. Foundation will use reasonable efforts or will have their legal counsel prepare or amend any patent application within Patent Rights to include claims reasonably requested by Licensee to protect the Products contemplated to be sold under this Agreement.

6.2.

Reimbursement of Patent Costs. Licensee will reimburse Foundation for all Patent Costs incurred, pursuant to Section 6.1, prior to the Effective Date. As of the Effective Date of the Agreement, the accrued patent costs are approximately $170,109.93 which shall be paid to Foundation in three equal installments due on the six (6) month, twelve (12) month and eighteen (18) month anniversaries of the Effective Date of the Agreement.

Licensee will pay all Patent Costs incurred after the Effective Date within thirty (30) days after its receipt of an invoice for such Patent Costs.

6.3.

Invoicing. For all Patent Costs, Foundation may, at its option: (i) invoice Licensee directly; or (ii) have the law firm or other entity providing the patent-related services to send a copy of each Patent Cost invoice to Licensee for direct payment by Licensee of such Patent Cost expenses.

6.4.

If Licensee decides to discontinue its support of Patent Costs for a specific Licensed Patent(s) or for a particular issued patent or pending patent application claiming priority to a Licensed Patent (“Discontinued Patent Rights”), Licensee will notify Foundation in writing sixty (60) days prior to any such discontinuation. Licensee will be responsible for reimbursing Foundation for any Patent Costs associated with such Discontinued Patent Rights that Licensee incurred up to sixty (60) days after the date of the receipt of such notice, whether or not such costs were invoiced to and/or paid by Licensee. Upon such discontinuation, Foundation, at its sole discretion, will have the rights to: (i) abandon the Discontinued Patent Rights and any related applications; (ii) exclude the Discontinued Patent Rights, and any related applications (including any application that claims priority to the patent application within the Discontinued Patent Rights or any patent application from which the patent application within the Discontinued Patent Rights may claim priority), from any license granted under this Agreement; (iii) grant only a non-exclusive license to the Discontinued Patent Rights, and any related applications (iv) convert any exclusive license granted under this Agreement to the patent application within the Discontinued Patent Rights, and any related applications, to a non-exclusive license. Foundation and Licensee agree to amend EXHIBIT A in a timely manner after notification of discontinuation of support under this Section 6.4.

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7.	BOOKS, RECORDS, AND REPORTS

7.1.

Full and Accurate Records. Licensee will keep, and will cause its Sublicensees and Affiliates to keep, full and accurate books and records in sufficient detail so that Licensee’s compliance with its obligations under this Agreement can be properly determined without undue delay or difficulty. Such books and records will be maintained for at least two (2) years after the Reporting Period(s) to which they relate. Books and records will include but not be limited to: accounting general ledgers; invoice/sales registers; original invoice and shipping documents; federal and state business tax returns; company financial statements; sales analysis reports; inventory and manufacturing records; sublicense and distributor agreements; price lists, product catalogs, and other marketing materials; and laboratory notebooks.

7.2.

Inspection of Records. Foundation may, from time to time and at any reasonable time upon reasonable advance notice and during Licensee’s normal business hours, not exceeding once every twelve (12) months, through an Independent Auditor as Foundation may designate, inspect the complete and unredacted books and records of Licensee, Affiliates, and Sublicensees, in order to verify the accuracy of any reported statement by Licensee of Payments Due or amounts paid, or to determine compliance with any other obligation(s) of Licensee under this Agreement. Licensee agrees to cooperate fully with the Independent Auditor in connection with such review.

After completion of any such inspection, Foundation will notify Licensee in writing of any discrepancies in Payments Due or amounts paid to Foundation. Such inspection will be made at the expense of Foundation, unless such inspection discloses an underpayment discrepancy of five percent (5%) or more in any calendar quarter. In such case, Licensee will be responsible for reimbursing Foundation for the inspection fee and expenses associated with such inspection within thirty (30) days after a written demand by Foundation. Licensee agrees to pay past due amounts for any deficiency error in Payments Due as determined by the Independent Auditor, including without limitation any payment deficiency since the Effective Date of the Agreement. Any underpayment as determined by the Independent Auditor will bear interest at one percent (1%) per month from the date the original payment was due. Foundation and the Independent Auditor will maintain in confidence such inspection and the resulting report. The Independent Auditor may from time to time consult the Foundation and any of its employees or third party counsel on questions as they relate to this Agreement. The Independent Auditor may not disclose financial or proprietary information except as required to conduct the audit, to report the results of the audit, or as otherwise permitted by this Agreement or if the information already exists in the public domain. No other confidentiality agreement will be required to conduct the audit of the Licensee’s books and records.

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7.3.

Reporting Period Reports. Within seventy-five (75) days after the end of each Reporting Period during the Royalty Term, Licensee will provide reports containing the following information for the applicable Reporting Period: (i) the number and type of Products made by or for Licensee, Affiliates and Sublicensee(s); (ii) the number and type of Products sold by Licensee, Affiliates, and Sublicensee(s); (iii) the Net Sales (and the calculation of Net Sales); (iv) the Royalties due under Section 3.3; (v) the Sublicensing Revenue (and the calculation of Sublicensing Revenue); (vi) the Sublicensing Fees due under Section 3.6; (vii) the total amount (Royalties and Sublicensing Fees) due to Foundation; (viii) identification of all Patent Rights claims that any Patent Product is Covered By; (ix) identification of Materials and Technical Information used or incorporated in the discovery, development, manufacture, use, sale, offering for sale, importation, exportation, distribution of any Other Product; (x) any License Maintenance Fees under Section 3.4; (xi) the Annual Minimum Royalties under 3.5; (xii) the milestones completed and the Milestone Payments under 3.7; and (xiii) the total amount paid or payable for any Payments Due . Licensee will submit these reports to Foundation even if there are no Payments Due for a particular Reporting Period. The foregoing will be provided on a country-by-country basis. Licensee will include with such reports copies of all reports Licensee receives from Sublicensees and Affiliates for the Reporting Period.

7.4.

Semi-Annual Due Diligence Reports. Within sixty (60) days after the end of each second and fourth calendar quarter, Licensee will provide reports containing the following information relating to the two previous calendar quarters: progress on the commercialization and development of the Licensed Subject Matter and Products (i.e., new product development, product evaluation and testing, marketing plans, sales forecasts, significant commercialization events, scientific and commercialization hurdles faced, and progress on the milestones set forth in the Commercialization Plan). The foregoing will be provided on a country-by-country basis.

7.5.

Report Certification. An officer of Licensee will sign and certify each report required under this Section 7, and all reports will be prepared in accordance with Generally Accepted Accounting Principles.

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8.	ENFORCEMENT OF PATENT RIGHTS

8.1.

Foundation and Licensee will promptly inform the other in writing of any actual, alleged, or suspected infringement or violation of any Patent Right by a third party, of which it is aware, and provide available evidence of infringement (“Infringement Notice”). During the period of sixty (60) days following the date of Infringement Notice, neither Foundation nor Licensee will notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Patent Rights without first obtaining consent of the other.

8.2.

With respect to any Patent Rights licensed exclusively by Foundation to Licensee under this Agreement, Licensee shall have, for an initial period of one hundred twenty (120) days following Infringement Notice under the provisions of Section 8.1, and only with Foundation’s prior, written authorization, the first right, but not the obligation, to institute and control the prosecution of a suit or to take any other action to abate infringement of the Patent Rights. Licensee will inform Foundation of its intent to institute such action, in writing, and Foundation will have fifteen (15) days to authorize such action by Licensee, in writing. Such authority to institute action shall not be unreasonably withheld. For clarity, if Foundation does not provide a written authorization within the fifteen (15) day period, Licensee will not be authorized to institute such action. [***] During the fifteen day period, Foundation may also notify Licensee that Foundation will join Licensee, at its own expense, in such action under the provisions of Section 8.4 but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Licensee’s suit or any judgment rendered in that suit. In the event that Licensee requests, in writing, that Foundation joins a suit to enforce the Licensed Patents, Foundation shall promptly join such suit, at Licensee’s expense.

8.3.

Subsequent to Licensee’s initial one hundred and twenty (120) day period, solely if Foundation provided a written authorization for Licensee to institute an infringement action and Licensee did not institute such infringement action or has not otherwise abated the subject third party infringement, Foundation shall have the right, but not the obligation, to institute and control the prosecution of a suit or to take any other action for infringement of any of the Patent Rights. If Foundation decides to initiate a lawsuit to enforce Patent Rights pursuant to this Section 8.3, Foundation will notify Licensee in writing. Licensee will have fifteen (15) days from receipt of such notice to notify Foundation that Licensee will join Foundation in such lawsuit under the provisions of Section 8.4. If Licensee does not timely notify Foundation that it will be joining in such lawsuit, then it will be deemed that Licensee has assigned to Foundation all rights, causes of action, and damages resulting from any alleged infringement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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8.4.

Foundation and Licensee may agree to enforce patent rights jointly, including by filing a lawsuit jointly. If a lawsuit is brought jointly in the names of both parties, then the out-of-pocket costs shall be borne equally, and any recovery or settlement shall be shared equally. Foundation and Licensee shall agree to the manner in which they shall exercise control over such lawsuit. Each party may, at its own option and expense, be represented by separate counsel of its own selection.

8.5.

If any suit is brought involving the enforcement or defense of the Patent Rights, the other party hereto agrees, at the request and expense of the party initiating such suit, to reasonably cooperate and to make available relevant records, papers, information, samples, specimens and the like.

8.6.

No settlement or consent judgment or other voluntary final disposition of an enforcement or defense suit initiated by either party to this Agreement may be entered into without the consent of Foundation, which consent will not be unreasonably withheld.

8.7.

In the event that an action alleging invalidity or noninfringement of the Patent Rights is brought against Licensee, Foundation reserves the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

8.8.	The total cost of any action commenced or defended solely by Foundation will be borne by Foundation and Foundation will keep any recovery or damages derived therefrom.

8.9.

The cost of any infringement action commenced or defended by Licensee will be borne by Licensee. Any recovery or damages resulting from such an action will first be applied to Licensee’s out-of-pocket expenses and legal fees, and second will be applied to Foundation’s out-of-pocket expenses, including legal fees. Any excess recovery or damages (a) to the extent such excess recovery or damages represent a direct damages awards for actual lost sales of Products in a jurisdiction where Licensee, its Affiliate or Sublicensee is actually selling Products during the period of infringement subject of such infringement action, will be considered Net Sales, subject to payment of Royalties in the amount of [***] of such amount under the Section 3.3(a), and (b) otherwise will be considered [***] to Foundation as Sublicensing Fees as set forth in Section 3.6.

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9.	INDEMNIFICATION AND INSURANCE

9.1.	Indemnification.

(a)

Licensee shall indemnify, defend, and hold harmless Foundation, and its trustees, officers, staff, employees, students, and agents and their respective successors, heirs, and assigns, and Stony Brook University, and its trustees, officers, staff, employees, students, and agents and their respective successors, heirs, and assigns, (the “Indemnified Parties”), against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnified Parties or any one of them in connection with any claims, suits, actions, demands, or judgments of third parties, Affiliates, and Sublicensees: (i) arising out of the design, production, manufacture, sale, use in commerce or in human clinical trials, or promotion by Licensee, an Affiliate or by an agent of Licensee or Affiliate or Sublicensee of Licensee of any Product, process or service relating to, or developed pursuant to, this Agreement; or (ii) arising out of any other activities to be carried out by or on behalf of Licensee pursuant to this Agreement provided that the liability, damage or loss is not attributable to the negligent activities of such Indemnified Party.

(b)

Licensee agrees, at its own expense, to provide attorneys reasonably acceptable to Foundation to defend against any actions brought or filed against any Indemnified Parties with respect to the subject of indemnity to which such Indemnified Parties are entitled hereunder, whether or not such actions are rightfully brought. Foundation will cooperate in the defense thereof, provided, however, that Foundation will have the right, but not the obligation, to control the defense, at its expense, of any such actions. Foundation and the Indemnified Parties may, at their option and expense, have their own counsel participate in any proceeding which is under direction of Licensee and will cooperate with Licensee and its insurer in the disposition of any such matter; provided, however, that if Licensee shall not defend such actions, Foundation and the Indemnified Parties shall have the right to defend such actions themselves and recover from Licensee all reasonable attorneys’ fees and expenses incurred by it during the course of such defense.

(c)

Neither Foundation, the Indemnified Parties, nor Licensee shall enter into, or permit, any settlement of any such actions without the express written consent of the other parties, which shall not unreasonably be withheld.

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9.2.	Security for Indemnification.

(a)

At such time as any Product, process, or service relating to, or developed pursuant to, this Agreement, is commercially distributed or sold, or tested in clinical trials by or on behalf of Licensee, including by its Affiliates or Sublicensees, Licensee shall at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than (i) $5,000,000 per incident and $5,000,000 annual aggregate during the period that such Product, process, or service is being tested in clinical trials prior to commercial sale, and (ii) $5,000,000 per incident and $5,000,000 annual aggregate during the period that such Product, process, or service is being commercially distributed or sold, and in each case naming the Indemnified Parties as additional insured. Such comprehensive general liability insurance shall provide: (i) product liability coverage; and (ii) broad form contractual liability coverage for Licensee’s indemnification obligations under Section 9.1 of this Agreement. If Licensee elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program shall include assets or reserves which have been actuarially determined for the liabilities associated with this Agreement and must be acceptable to Foundation.

(b)

The minimum amounts of insurance coverage required under this Section 9.2 shall not be construed to create a limit of Licensee’s liability with respect to its indemnification obligations under Section 9.1 of this Agreement.

(c)

Licensee shall provide Foundation with written evidence of such insurance upon request of Foundation. Licensee shall provide Foundation with written notice at least sixty (60) days prior to the cancellation, non-renewal, or material change in such insurance; if Licensee does not obtain replacement insurance providing comparable coverage by the end of such sixty (60) day period, Foundation shall have the right to immediately terminate this Agreement period without notice or any additional waiting periods.

(d)

Licensee shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during: (i) the period that any Product(s), process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold or tested in clinical trials by or for Licensee, Affiliates or Sublicensee(s) or used by an end-user or consumer of Product; and (ii) a reasonable period after the period referred to in (i) above which in no event shall be less than fifteen (15) years.

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10.	TERMINATION

10.1.	Termination for Licensee Breach.

(a)

Licensee acknowledges and agrees that Licensee’s obligations under the following provisions are material terms of this Agreement, and Licensee’s failure to meet its obligations under these provisions will be treated as a material breach of this Agreement (“Material Obligations”): (i) obligations under Section 3 to make Payments Due to Foundation on the schedule set forth therein; (ii) obligations under Section 4 to diligently pursue and achieve commercialization activities; (iii) obligations under Section 6 related to patent prosecution and payment of patent costs; and (iv) obligations under Section 9 related to indemnification and insurance.

(b)

If Licensee should: (i) fail to perform any covenant, condition, or undertaking of the Material Obligations of this Agreement; or (ii) materially breach any other provision of this Agreement; then Foundation may give written notice of such default to Licensee. If Licensee should fail to cure such default within ninety (90) days of notice of such default and provide adequate assurance of future performance, then this Agreement may, at Foundation’s option, be immediately terminated upon receipt of written notice by Licensee. Notwithstanding the foregoing, the cure period for any payment default shall not exceed thirty (30) days and shall not be subject to the preceding sentence. The date of receipt of any notice under this Section shall be governed by Section 18.5.

10.2.

Automatic Termination. This Agreement shall immediately terminate without any further action by the Foundation if Licensee: (i) ceases to attempt to carry on its business with respect to the rights granted in the Agreement; (ii) becomes insolvent; or (iii) makes an assignment for the benefit of creditors or (iii) challenges, whether as a claim, cross-claim, counterclaim or defense, the validity or enforceability of any of the Patent Rights before any court, arbitrator, or other tribunal or administrative agency in any jurisdiction; then this Agreement will immediately terminate without any further action by Foundation.

10.3.

Licensee’s Right To Terminate. Licensee may notify Foundation of their desire to terminate this Agreement at any time by giving Foundation sixty (60) days prior written notice. The termination will take effect the day after the sixtieth (60th) day has elapsed.

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10.4.

Accrued Obligations. Termination of this Agreement will not relieve Licensee, Affiliates, Sublicensees, and Foundation of any obligation or liability accrued hereunder prior to such termination, or rescind or give rise to any right to rescind any payments made or other consideration given to Foundation hereunder prior to the time such termination becomes effective. Licensee will pay all reasonable attorneys’ fees and costs incurred by Foundation in enforcing any obligation of Licensee or accrued right of Foundation.

10.5.

Disposition of Products. Upon termination of this Agreement by Licensee or Foundation, pursuant to Section 10.1, 10.2, or 10.3, Licensee will provide Foundation with a written inventory of all Products in process of manufacture, in use, or in stock. Licensee may dispose of any such Products within the ninety (90) day period following such termination, provided, however, that Licensee will pay Royalties and render reports to Foundation thereon in the manner specified herein. Upon the natural expiration of this Agreement, Licensee will provide Foundation with a written inventory of all Products in process of manufacture, in use, or in stock (“Stock Products”). Licensee may [***]

10.6.

Effects of Termination. Upon termination of this Agreement for any reason and except as provided in Sections 10.5 and 10.7, Licensee shall cease all use of Licensed Subject Matter, and delete, destroy, or return all copies of the Licensed Subject Matter and documentation in its possession or control. If Licensee chooses to delete and destroy Licensed Subject Matter, it shall provide written certification of the same.

10.7.

Survival. The provisions Section 1 (Definitions), Section 7 (Books, Records and Reports), Section 9 (Indemnification and Insurance), Section 10.4 (Accrued Obligations), Section 10.5 (Disposition of Products), Section 10.6 (Effects of Termination), Section 10.7 (Survival), Section 10.7 (Warranty and Liability), Section 14 (Non-Use of Names), Section 17 (Confidentiality), Section 18 (Miscellaneous) and any other provisions which by their nature are inherently intended to survive will survive expiration or termination of this Agreement. In addition, upon the natural expiration of the Term and upon the expiration of the Royalty Term, on a country-by-country basis, Licensee will have the non-exclusive right to use Material and Technical Information to develop, manufacture, have made, use, sell, offer to sell, have sold, import, export, distribute Products in the Field and throughout the Territory.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.	WARRANTY AND LIABILITY

11.1.

FOUNDATION WARRANTS TO LICENSEE THAT IT HAS THE LAWFUL RIGHT TO GRANT TO LICENSEE THE LICENSES UNDER THE LICENSED SUBJECT MATTER AS SET FORTH HEREIN. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, FOUNDATION MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS AND/OR TECHNICAL INFORMATION; AND ALL RIGHTS TO PATENT RIGHTS, TECHNICAL INFORMATION AND ANY MATERIALS PROVIDED BY FOUNDATION UNDER THIS AGREEMENT ARE PROVIDED “AS-IS”. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF LICENSED SUBJECT MATTER IS WITH THE LICENSEE.

11.2.

NO WARRANTY OR REPRESENTATION IS MADE THAT ANYTHING MADE, USED, SOLD, OR COMMERCIALLY TRANSFERRED, UNDER THE TERMS OF THIS LICENSE, WILL BE FREE FROM INFRINGEMENT OF ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

11.3.

 NOTHING IN THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, OBLIGATES FOUNDATION EITHER TO BRING OR TO PROSECUTE ACTIONS OR SUITS AGAINST THIRD PARTIES FOR PATENT INFRINGEMENT OR ENFORCEMENT OR TO FURNISH ANY INTELLECTUAL PROPERTY, INFORMATION OR MATERIALS NOT PROVIDED IN THE LICENSED SUBJECT MATTER.

11.4.

IN NO EVENT WILL FOUNDATION BE LIABLE FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES RESULTING FROM THE EXERCISE OF THIS LICENSE OR THE USE OF THE LICENSED SUBJECT MATTER, OR PRODUCTS, INCLUDING, WITHOUT LIMITATION, FOR LOST PROFITS, LOST BUSINESS OPPORTUNITY, INVENTORY LOSS, WORK STOPPAGE, LOST DATA, OR DOWNTIME, WHETHER OR NOT FOUNDATION HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.5.

IN NO EVENT WILL FOUNDATION’S AGGREGATE LIABILITY TO LICENSEE OR ANY THIRD PARTY FOR ANY CLAIMS, LOSSES, INJURIES, SUITS, DEMANDS, JUDGMENTS, LIABILITIES, COSTS, EXPENSES, OR DAMAGES, FOR ANY CAUSE WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, THOSE ARISING OUT OF OR RELATED TO THIS AGREEMENT), AND REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY, EXCEED THE FEES RECEIVED BY FOUNDATION FROM LICENSEE PURSUANT TO THIS AGREEMENT. LIMITATIONS OF LIABILITY REFLECT THE ALLOCATION OF RISK BETWEEN THE PARTIES. THE LIMITATIONS SPECIFIED IN THIS SECTION 10.7 WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

11.6.	THIS AGREEMENT DOES NOT CONFER BY IMPLICATION, ESTOPPEL, OR OTHERWISE ANY LICENSE OR RIGHTS TO ANY OTHER FOUNDATION PROPERTY OTHER THAN THOSE RIGHTS EXPRESSLY STATED HEREIN.

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12.	ASSIGNMENT

12.1.

No part of this Agreement and the license granted hereunder may be assigned or transferred by Licensee without Foundation’s written consent. Notwithstanding the foregoing, Licensee may, without such consent, assign this Agreement and its rights and obligations hereunder to a successor in interest pursuant to a transfer or sale of all or substantially all of its business relating to this Agreement, or in the event of its merger, consolidation, change in control or similar transaction. In no event shall any assignment or transfer relieve Licensee of its primary responsibility for obligations in this Agreement until assignee or transferee and delivers a fully executed written agreement assuming and undertaking all of the duties and obligations of the Licensee under this Agreement. Any assignment made in violation of this Section will be void.

13.	OBLIGATIONS TO FEDERAL GOVERNMENT AND OTHER SPONSORS

13.1.

The Agreement will be subject to the rights of the United States Government, if any, resulting from any funding of the Licensed Subject Matter by the United States Government. This Agreement will also be subject to the rights of any other entities that may have contributed funding to development of the Licensed Subject Matter, if any. Licensee acknowledges that such rights, if applicable to Licensed Subject Matter, may reserve to the United States Government, a royalty-free, non-exclusive, non-transferable license to practice or have practiced on its behalf any government-funded invention claimed within any associated patents or patent applications as well as other rights.

13.2.

Licensee agrees that to the extent required under 35 U.S.C. Section 204, any Product used, sold, or distributed by Licensee, Affiliates and Sublicensees, and in the United States will be manufactured substantially in the United States unless a waiver under 35 U.S.C. Section 204 is granted by the appropriate United States government agency.

14.	NON-USE OF NAMES

14.1.

Licensee agrees that it will not use Foundation’s name or State University of New York, or Stony Brook University, or any adaptation thereof (including trademarks, logos, and symbols associated with Foundation, “State University of New York”, and “Stony Brook University”) (collectively “SUNY”), or the names of the scientists, researchers, or others employed at or with SUNY in any advertising, promotional, or sales literature without first obtaining Foundation’s prior written consent, or in the case of the names of such researchers, scientists, or employees, the prior written consent of the individuals, except that Licensee may state that it is a licensee of the Foundation.

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15.	FOREIGN LAWS

15.1.

When required by local or national law, Licensee will register this Agreement, pay all costs and legal fees connected therewith, and otherwise insure that the local and national laws affecting this Agreement are fully satisfied.

16.	COMPLIANCE WITH LAWS

16.1.

General Compliance. Licensee will ensure compliance with all applicable county, state, federal or foreign laws, rules, and regulations governing the production, use, marketing, sale, and distribution of Products.

16.2.

Compliance with Export Control Laws. Licensee, Affiliates and Sublicensee(s) will comply with all U.S. export control laws and regulations. Except as provided in 16.2 (a) Licensee, Affiliates and Sublicensee(s) acknowledge that they may not directly or indirectly export, re-export, distribute or transfer any commodities, technology and technical data prohibited or restricted by the Export Administration Regulations of the U.S. Department of Commerce, the International Traffic In Arms Regulations of the U.S. Department of State, the Office of Foreign Asset Controls of the U.S. Department of Treasury, the Assistance to Foreign Atomic Energy Activities of the U.S. Department of Energy.

(a)

Licensee Export. Licensee, Affiliates and Sublicensee(s) will not export, directly or indirectly; (i) any technical data received from Foundation under this Agreement; and (ii) any Product or technical data without any applicable export license from the appropriate U.S. federal agency, subject to any exemptions or exclusions thereof. Licensee shall be solely responsible for obtaining all licenses, permits, or authorizations as required from time to time by the U.S. and any other government for any such export or re-export. Foundation makes no representation that an export license is or is not required, nor does Foundation make a representation that, if required, a license will be issued by the U.S. Department of Commerce, U.S. Department of State, U.S. Department of Energy, U.S. Department of Treasury or other appropriate governmental entity.

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(b)

Licensee Disclosure to Foundation. Licensee will not disclose or transfer any export controlled technology or technical data identified on any US export control list, including, but not limited to, the Commerce Control List (CCL) at 15 C.F.R. § 774 and the U.S. Munitions List (USML) at 22 C.F.R. § 121. In the event Licensee intends to provide Foundation with export controlled information, Licensee will inform Foundation, in writing, thirty (30) days prior to the release of export controlled technology or technical data. Licensee agrees not to provide any export controlled information to Foundation without the written authorization of Foundation.

17.	CONFIDENTIALITY

17.1.

Confidential Information. As used in this Agreement, “Confidential Information” will mean confidential or proprietary information exchanged between the parties and/or Affiliates and Sublicensees hereunder and relating to the Patent Rights, Materials and Technical Information, or the performance of the obligations set forth herein, including without limitation: (i) written or other tangible information marked as confidential or proprietary; (ii) orally disclosed information that is identified as confidential and summarized in a notice delivered within thirty (30) days of the disclosure; (iii) the details of this Agreement; and (iv) information that should reasonably be considered confidential under the context in which the disclosure is made (i.e., nonpublic patenting information and nonpublic infringement information).

17.2.

Confidentiality Obligations. Foundation and Licensee agrees to: (i) maintain the other party’s Confidential Information with the same level of care as it does its own valuable and sensitive information of a similar nature and, in any event, with not less than a reasonable degree of care; and (ii) not disclose the other party’s Confidential Information to any other party, without the prior written consent of the disclosing party. Each party agrees to limit its use of the other party’s Confidential Information to the purposes permitted by this Agreement. Notwithstanding the foregoing, the receiving party may disclose Confidential Information of the disclosing party to the extent such disclosure is reasonably necessary in the following instances: (a) in order for it to reasonably fulfill its obligations herein and to conduct its ordinary course of business, to its subcontractors, vendors, outside legal counsel, accountants and auditors under written obligations of confidentiality and non-use no less protective of the of the Confidential Information than the terms and conditions of this Section 17; (b) in connection with prosecuting and enforcing intellectual property rights in connection with the receiving party’s rights and obligations pursuant to this Agreement; and (c) in connection with exercising its rights hereunder, to actual and potential bona fide collaborators (including Sublicensees), acquirers, assignees, investment bankers, investors and lenders under written obligations of confidentiality and non-use no less protective of the Confidential Information than the terms and conditions of this Section 17. The obligation of confidentiality under this Section 17.2 shall continue for five (5) years from the expiration or termination of this Agreement.

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17.3.

Exceptions. The obligations of either party under Section 17.2 will not apply to information that the receiving party can demonstrate: (i) was in its possession at the time of disclosure and without restriction as to confidentiality; (ii) at the time of disclosure is generally available to the public or after disclosure becomes generally available to the public through no breach of agreement or other wrongful act by the receiving party; (iii) has been received from a third party without restriction on disclosure and without breach of agreement or other wrongful act by the receiving party unless the receiving party should reasonably conclude that the information is Confidential Information; (iv) is independently developed by the receiving party without regard to the Confidential Information of the other party; or (v) is required to be disclosed by law or order of a court of competent jurisdiction or regulatory authority; provided, however, the receiving party shall: (a) give disclosing party, to the extent possible, advance notice prior to disclosure so the disclosing party may contest the disclosure or seek a protective order; and (b) limit the disclosure to the minimum Confidential Information that is legally required to be disclosed.

17.4.

Injunctive Relief. The parties agree that the breach, or threatened breach, of any of the confidentiality provisions of this Section 17 may cause irreparable harm without adequate remedy at law. Upon any such breach or threatened breach, Licensee or Foundation will be entitled to injunctive relief to prevent the other party from commencing or continuing any action constituting such breach, without having to post a bond or other security and without having to prove the inadequacy of other available remedies. Nothing in this Section will limit any other remedy available to either party.

[Remainder of page intentionally left blank]

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18.	MISCELLANEOUS

18.1.

Governing Law. This Agreement will be construed, governed, interpreted and applied in accordance with the laws of the State of New York, except that questions affecting the construction and effect of any patent will be determined by the law of the country in which the patent was granted. The parties consent to the exclusive personal jurisdiction of the state and federal courts of the State of New York.

18.2.

Entire Agreement. This Agreement, including any Exhibits or attachments hereto, embodies the entire agreement and understanding among the parties to this Agreement and supersedes all prior agreements and understandings relating to the subject matter of this Agreement. None of the terms or provisions of this Agreement may be altered, modified, or amended except by the execution of a written instrument signed by the parties hereto.

18.3.

Severability. The provisions of this Agreement are severable, and in the event that any provisions of this Agreement are determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability will not in any way affect the validity or unenforceability of the remaining provisions hereof.

18.4.	Construction. Both parties contributed equally to the drafting of all parts of this Agreement and agree to all of the terms herein. Both parties reviewed this Agreement thoroughly prior to execution.

18.5.

Notices. All notices, requests, consents, and other communications to be provided under this Agreement must be in writing and will be delivered in person or sent overnight delivery by a nationally recognized courier or by certified or registered mail, electronic mail if return receipt requested, to the addresses provided below, and will be deemed to have been given when hand delivered, one (1) day after mailing when mailed by overnight courier, five (5) days after mailing by registered or certified mail, or on the date reflected in an electronic mail return receipt if sent by electronic mail:

If to Licensee, to: Artelo Biosciences, Inc. 888 Prospect Street, Suite 210 La Jolla, CA 92037 USA Attention: Gregory D. Gorgas, President & CEO gorgas@artelobio.com

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If to Foundation, to:

Stony Brook University

Office of Technology Licensing and Industry Relations

N5002 Frank Melville Jr. Memorial Library

Stony Brook, New York 11794-3369

Attn: Director

sbu_docketing@stonybrook.edu

18.6.

No Waiver. Neither Party shall be deemed to have waived the exercise of any right that it holds under this Agreement unless such waiver is made in writing and signed by duly authorized representatives of the Parties.

18.7.

Patent Marking. To the extent required by law, Licensee will mark, and will cause its Sublicensees to mark, all Products that are manufactured or sold under this Agreement with: (i) the number of each issued patent under the Patent Rights that applies to such Product, if any; or (ii) the word ‘patent’ or the abbreviation ‘pat.’ together with an address of a posting on the Internet, accessible to the public without charge for accessing such address, that associates such Product with the number of the issued patent under the Patent Rights, if any.

18.8.

Independent Parties. This Agreement will not be construed as creating a relationship of employment, agency, partnership, joint venture, or any other form of legal association between Licensee and Foundation. The relationship between the parties shall never be construed to be that of employer-employee. Neither party has any power to bind the other party or to assume or to create any obligation or responsibility on behalf of the other party or in the other party’s name.

18.9.

Force Majeure. Neither party will be liable for failure or delay of fulfillment of all or part of this Agreement, directly or indirectly owing to acts of nature, governmental orders or restriction, war, warlike conditions, revolution, riot, looting, strike, lockout, fire, flood, or any other cause or circumstances beyond the parties’ control.

18.10.	Headings. The headings of the articles and sections are inserted for convenience of reference only, and are not intended to influence the interpretation of this Agreement.

18.11.

Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Further, either party’s signature to a copy of this Agreement will be deemed a signature to, and may be attached to, any other identical copy of the Agreement. Facsimile or electronic signatures will be as binding and effective as original signatures.

18.12.	Cumulative Rights. Any specific right or remedy provided in this Agreement will not be exclusive but will be cumulative of all other rights and remedies.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

LICENSEE		THE RESEARCH FOUNDATION FOR THE STATE UNIVERSITY OF NEW YORK

By:	/s/ Gregory D. Gorgas	By:	/s/ Sean Boykevisch
	Gregory D. Gorgas,	Name:	Sean Boykevisch
	President & CEO	Title:	Assistant Director, Office of Technology Licensing and Industry Relations, The State University of New York at Stony Brook

Date: January 17, 2018		Date: January 18, 2018

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EXHIBIT A:

Licensed Patents

Patent or Application Number	Location/Type of Patent or Patent Application	Title (RF Docket Number)	Filed	Issued	Assignee
[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]		[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

34

EXHIBIT B:

Material

35

EXHIBIT C:

Know-How

[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

B. Any data, technical information, designs, drawings, procedures, and methods related to Licensed Subject Matter that are provided to Licensee anytime [***] of the Agreement, and any data, technical information, designs, drawings, procedures, and methods related to Licensed Subject Matter arising from a sponsored research agreement, collaboration agreement or similar agreement, if any, between Foundation and Licensee.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

36

EXHIBIT D:

Commercialization Plan

	MILESTONE	COMPLETION DATE
1	Licensee shall (a) [***] (b) develop a pharmaceutically acceptable formulation and, (c) demonstrate efficacy in animal models in selected Indications	first anniversary of the Effective Date of the Agreement
2	Licensee shall (a) complete safety pharmacology, (b) complete scale-up process of lead compound and (c) conduct FDA pre-IND meeting	six (6) months after completion of Milestone 1
3	Licensee shall complete (a) IND-enabling ADME studies, (b) IND-enabling toxicological studies, and (c) submit IND filing	twelve (12) months after completion of Milestone 2:
4	Licensee shall complete (a) Phase I Clinical Trial single ascending dose in man and (b) Phase I Clinical multiple ascending dose study in man	twenty four (24) months after completion of Milestone 3
5	Licensee shall (a) initiate Phase II Clinical Trial efficacy studies in man, (b) demonstrate clinical benefit in Phase II in desired clinical Indication	twenty four (24) months after completion of Milestone 4
6	Licensee shall (a) initiate Phase III Clinical Trial studies and (b) demonstrate statistical significance in primary end point in Phase III Clinical Trial	twenty four (24) months after completion of Milestone 5
7	Licensee shall receive NDA with FDA or foreign equivalent	six (6) months after completion of Milestone 6

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

37

Exhibit E

Description of Affiliates

38